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                                                                 [FASTCOMM LOGO]

[FASTCOMM LETTERHEAD]

                                             For Release:            IMMEDIATELY

    Investor contact: Phil DuBois            Company contact: Mark Rafferty

                      DuBois Consulting Grp.                  Vice President

                      (757) 229-0666                          (703) 318-4303
                      pdubois690@aol.com                      Symbol: FSCX
                                                              OTC Bulletin Board

                        FASTCOMM EMERGES FROM CHAPTER 11

       STERLING, VA, March 31, 1999. FastComm Communications Corp. reported today that its Plan of Reorganization has been approved by the Bankruptcy Court and, effective with the court's final order, it will emerge from Chapter 11. The Company filed for protection under Chapter 11 on June 2, 1998 because of litigation with a former employee. All litigation with this former employee has since been settled. The Company's plan of reorganization provides for cash and debenture payments equal to 100% of each allowed claim. Since the plan provides for payment in full to all general unsecured creditors, the positions of the shareholders are preserved.

       "Despite the fact that this process has been exceptionally draining on both the Company's cash flow and management time, it has been gratifying to have employees at all levels of the Company support our reorganization," said Peter Madsen, President and CEO of FastComm. "I am extremely pleased to have this behind us so that we can now focus on business and on improving shareholder value."

       As previously disclosed, the Company believes that the Chapter 11 filing negatively impacted its selling efforts. With the settlement and the confirmation of the Plan of Reorganization by the Court today, the Company plans to begin announcing contract wins shortly.

       "Skepticism by customers over perceived solvency issues are common when there is a bankruptcy tagged to your Company name," Madsen stated. "In fact, certain large companies have policies that preclude doing business with companies in Chapter 11."

       The Company's plan was filed electronically and is available on the World Wide Web at www.vaeb.uscourts.gov/index.html. Interested parties may view the Plan by contacting this site and clicking Bankruptcy Cases; search by name; enter name "FastComm"; case number; view docket. For more information, consult the Company's SEC filings available on the World Wide Web at www.sec.gov/edgar.htm.

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       Forward looking statements are made in this release pursuant to the safe harbor provisions of the Private Securities Litigation reform Act of 1995. Investors are cautioned that all forward looking statements are subject to risk and uncertainties, including, without limitation, the timing of new announcements or introductions by the company and its competitors, the hiring and retention of key employees, competitive pricing pressure, dependence on third parties for components and products, and general economic conditions in the United States and international markets, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

       FastComm is a designer developer and manufacturer of a complete family of access products which provide a single seamless transport in multi-protocol environments for Voice / Data and Video networking over LAN / WAN and Global networks.

       For more information, or to request a data sheet of any FastComm product, please contact us via phone 703-318-7750; fax 703-787-4625; email
INFO@FASTCOMM.COM; or visit FastComm on the World Wide Web at HTTP:\\WWW.FASTCOMM.COM.

       Our products include the WEB ROUTER(TM), ECX-ROUTER(TM), ETHERFRAD(TM), RINGFRAD(TM), VOICEFRAD(TM), QUICK II(TM), CHANLCOMM(R) and GLOBALSTACK(TM). These products provide routed and switched Voice / Data and Video access solutions that require variable bandwidth from 9.6 Kbps to full T1/E1 over Leased Line, Frame Relay, X.25 and dial-up analog networks.

   FastComm, stylized logo, WEB.router, ECX-Router, FrameProtect, LAN+Legacy, MaximumPriority, FastRATE, MonoFRAD, EtherFRAD, RingFRAD, QUICK II, GlobalStack,
          and SuperView are trademarks of FastComm Communications Corp.

 FastComm is the exclusive licensee of ChanlComm(R)products by KG Data, Corp.
                              All rights reserved.

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